Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176621

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated September 15, 2011)

                 Shares

Common Stock

We are selling                  shares of our common stock. Our common stock is listed on the NASDAQ Global Market under the symbol “TSRX.” The last reported sale price of our common stock on the NASDAQ Global Market on January 16, 2013 was $5.37 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Trius (Before Expenses)	$	$

The underwriters expect to deliver the shares of common stock on or about January     , 2013. As part of this offering, we have granted the underwriters an option for a period of 30 days to purchase up to an additional                 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $        , and the total proceeds to us, before expenses, will be $         for this offering.

Concurrently with the sale of shares of our common stock under this prospectus supplement, we are selling shares of our common stock under another prospectus supplement, as more fully described herein. The total proceeds to us, before expenses, and the total underwriting discounts and commissions payable by us in connection with this offering and the concurrent offering, in the aggregate, will be $         and $        , respectively.

Joint Book-Running Managers

Citigroup	Leerink Swann

Co-Lead Manager

Baird

January     , 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Concurrently with the sale of shares of our common stock under this prospectus supplement, we are selling                  shares of our common stock under another prospectus supplement, offered pursuant to Registration Statement No. 333-183673, or the 2012 Registration Statement, and the prospectus dated September 11, 2012 included therein, or the 2012 Base Prospectus. As part of the concurrent offering, we granted the underwriters an option for a period of 30 days to purchase up to an additional                  shares of our common stock.

All references in this prospectus supplement and the accompanying prospectus to “Trius,” the “Company,” “we,” “us,” “our,” or similar references refer to Trius Therapeutics, Inc., except where the context otherwise requires or as otherwise indicated.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-5.

Our Business and Technologies

We are a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for serious infections. We are developing tedizolid phosphate, an intravenous, or IV, and oral antibiotic, for the treatment of serious Gram-positive bacterial infections, for acute bacterial skin and skin structure infections, or ABSSSI, and pneumonia, and subsequently for other indications, including bacteremia. ABSSSI is a new classification for complicated skin and skin structure infections. Tedizolid phosphate, our lead product candidate, is a once daily IV and orally administered second generation oxazolidinone being developed for the treatment of serious Gram-positive infections, including those caused by methicillin-resistant staphylococcus aureus (MRSA). In addition, we are discovering antibiotics for infections caused by Gram-negative bacteria using our structure based discovery platform. Our GyrB/ParE dual target program, or Gyrase-B, has been funded since 2008 under a contract with the National Institute of Allergy and Infectious Diseases, or NIAID, a part of the National Institutes of Health. A second preclinical program has been funded under a contract with Lawrence Livermore National Laboratory, a part of the U.S. Department of Energy’s National Nuclear Security Administration.

In December 2011, we reported top line data from our first Phase 3 clinical trial, the ESTABLISH-1 (TR-701-112) study, of the oral dosage form of tedizolid phosphate for the treatment of ABSSSI, and in December 2012, we completed enrollment in our second Phase 3 clinical trial, the ESTABLISH-2 (TR-701-113) study, of the IV to oral transition therapy for the treatment of ABSSSI. We expect to report top line data from this second Phase 3 clinical trial in early 2013. We currently expect to submit a New Drug Application to the Food & Drug Administration, or FDA, for tedizolid phosphate for the treatment of ABSSSI during the second half of 2013. We also plan to initiate a Phase 3 program of tedizolid phosphate for the treatment of pneumonia in 2013 using the same 200 mg, once daily dose of tedizolid phosphate that we are currently testing for skin infections. The FDA has designated tedizolid phosphate as a Qualified Infectious Disease Product for the treatment of ABSSSI as well as for the treatment of pneumonia, which designation will enable us to benefit from certain incentives for the development of new antibiotics, including priority review and eligibility for fast-track status.

In July 2011, we signed an exclusive collaboration and license agreement with Bayer Pharma AG to develop and commercialize tedizolid phosphate in China, Japan and substantially all other countries in Asia, Africa, Latin America and the Middle East, excluding North and South Korea. We are evaluating potential strategic alliances for tedizolid phosphate in Europe.

The funds received under our NIAID contract have covered substantially all of the cost of our preclinical efforts on our Gyrase-B program through December 31, 2012. In 2013, while we expect to receive nominal amounts under our NIAID contract to continue to fund our Gyrase-B program, we expect to use a portion of the proceeds from this offering to fund the majority of the program, including the advancement of our Investigational New Drug enabling study efforts such that we can present a Phase 1 ready drug candidate to NIAID for review. If approved by NIAID, we would then be entitled to the remaining funds under the contract as we conduct the Phase 1 study. We estimate that these funds would reimburse us for most of the cost of the Phase 1 study. We expect to initiate a Phase 1 clinical trial of Gyrase-B in 2014.

At December 31, 2012, we estimate that we had cash, cash equivalents and investments totaling $66.0 million. This amount is preliminary, unaudited, subject to change upon completion of our year-end audit, and may differ from what will be reflected in our audited financial statements as of and for the year ended December 31, 2012. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2012.

Company Information

We were originally incorporated in California in June 2004 and reincorporated in Delaware in December 2007. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121, and our telephone number is (858) 452-0370. Our website address is www.triusrx.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

Concurrent Offering

Concurrently with the sale of shares of our common stock under this prospectus supplement, we are selling                  shares of our common stock under another prospectus supplement, offered pursuant to the 2012 Registration Statement and the 2012 Base Prospectus included therein. As part of the concurrent offering, we granted the underwriters an option for a period of 30 days to purchase up to an additional                  shares of our common stock.

The Offering

Common Stock Offered by Us in this Offering	shares

Common Stock Offered by Us in the Concurrent Offering	shares

Common Stock to be Outstanding Immediately After This Offering and the Concurrent Offering	shares

Use of Proceeds	We intend to use the net proceeds from this offering and the concurrent offering for general corporate purposes, including clinical trial, pre-clinical development and other research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement.

NASDAQ Global Market Listing	Our common stock is listed on the NASDAQ Global Market under the symbol “TSRX.”

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering and the concurrent offering is based on 38,791,538 shares outstanding as of September 30, 2012, and excludes as of that date:

•	3,888,163 shares of common stock reserved for issuance upon the exercise of outstanding stock options, with a weighted average exercise price of $4.24 per share;

•	1,678,884 shares of common stock reserved for issuance upon the exercise of outstanding warrants, with a weighted average exercise price of $8.46 per share; and

•

1,638,439 shares of common stock reserved for future issuance under our 2010 equity incentive plan, or 2010 plan, 2010 non-employee directors’ stock option plan, or directors’ plan, and 2010 employee stock purchase plan, or 2010 purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of the options within this offering or the concurrent offering to purchase additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering and in the concurrent offering. Based on the public offering price of $        per share, if you purchase shares of common stock in this offering or in the concurrent offering, you will suffer immediate and substantial dilution of $        per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering or in the concurrent offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering and in the concurrent offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering and in the concurrent offering. As of September 30, 2012, 3,888,163 shares of common stock were issuable upon the exercise of outstanding stock options; 1,678,884 shares of common stock were issuable upon the exercise of outstanding warrants; and 1,638,439 shares of common stock were reserved for future issuance under our 2010 plan, directors’ plan and 2010 purchase plan. You will incur dilution upon exercise of any outstanding stock options, upon exercise of any outstanding warrants or upon the issuance of shares of common stock under our stock incentive plans.

In addition, the sale of shares in this offering and in the concurrent offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Risks Related to Ownership of Our Common Stock

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant influence over matters subject to stockholder approval.

As of January 16, 2013, our executive officers, directors, 5% stockholders and their affiliates own approximately 45% of our outstanding voting stock. Upon completion of this offering and the concurrent offering, our executive officers, directors, 5% stockholders and their affiliates will hold approximately            of our outstanding voting stock (assuming no exercise of the underwriters’ options within this offering or the concurrent offering to purchase additional shares). Therefore, these stockholders may have the ability to influence us through this ownership position. For example, these stockholders may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	Our ability to obtain additional financing;

•	Our use of the net proceeds from this offering and the concurrent offering;

•	Our estimates regarding our cash, cash equivalents and investments as of December 31, 2012 and our expenses, future revenues and capital requirements;

•	The success and timing of our preclinical studies and clinical trials;

•	Our ability to obtain and maintain regulatory approval of tedizolid phosphate and any other product candidates we may develop, and the labeling under any approval we may obtain;

•	Regulatory developments in the United States and foreign countries;

•	The performance of third-party manufacturers;

•	Our plans to develop and commercialize our product candidates;

•	Our ability to obtain and maintain intellectual property protection for our product candidates;

•	The successful development of our sales and marketing capabilities;

•	The size and growth of the potential markets for our product candidates and our ability to serve those markets;

•	The rate and degree of market acceptance of any future products;

•	The success of competing drugs that are or become available; and

•	Our ability to attract and retain key scientific or management personnel.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” on page S-5 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters for this offering and the concurrent offering have not authorized anyone to provide you with different information. The common stock offered under this prospectus supplement and the accompanying prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the                 shares of common stock that we are offering in this offering and in the concurrent offering will be approximately $         million, or approximately $         million if the underwriters exercise in full the options within this offering and the concurrent offering to purchase an aggregate of                  additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the concurrent offering for general corporate purposes, including clinical trial, pre-clinical development and other research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering and the concurrent offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending these uses, we intend to invest the net proceeds primarily in some combination of government agency and/or corporate securities with the balance of the net proceeds held in money market funds in accordance with our investment policy.

DILUTION

Our net tangible book value as of September 30, 2012, was approximately $61.3 million, or $1.58 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2012. Dilution in net tangible book value per share represents the difference between (i) the amount per share paid by purchasers of shares of common stock in this offering and in the concurrent offering and (ii) the net tangible book value per share of our common stock immediately after this offering and the concurrent offering.

After giving effect to the sale on October 10, 2012 to Terrapin Opportunity, L.P., or Terrapin, of 612,133 shares of our common stock for a purchase price of approximately $5.72 per share and the sale on December 13, 2012 to Terrapin of 1,122,218 shares of our common stock for a purchase price of approximately $4.46 per share, our pro forma net tangible book value as of September 30, 2012 would have been approximately $69.8 million, or $1.72 per share.

After also giving effect to the sale of                 shares of our common stock in this offering and in the concurrent offering at the public offering price of $         per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of September 30, 2012, would have been approximately $         million, or $         per share. This represents an immediate increase in pro forma net tangible book value of $         per share to existing stockholders and immediate dilution in pro forma net tangible book value of $         per share to investors purchasing our common stock in this offering and in the concurrent offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share	$
Pro forma net tangible book value per share of as September 30, 2012		$1.72
Increase per share attributable to investors purchasing our common stock in this offering and in the concurrent offering	$
As adjusted pro forma net tangible book value per share after this offering and the concurrent offering	$
Dilution per share to investors purchasing our common stock in this offering and in the concurrent offering	$

If the underwriters exercise in full the options within this offering and the concurrent offering to purchase an aggregate of             additional shares of common stock at the public offering price of $         per share, the as adjusted pro forma net tangible book value after this offering and the concurrent offering would be $         per share, representing an increase in pro forma net tangible book value of $         per share to existing stockholders and immediate dilution in pro forma net tangible book value of $         per share to investors purchasing our common stock in this offering and in the concurrent offering at the public offering price.

The above discussion and table are based on 38,791,538 shares outstanding as of September 30, 2012, and exclude as of that date:

•	3,888,163 shares of common stock reserved for issuance upon the exercise of outstanding stock options, with a weighted average exercise price of $4.24 per share;

•	1,678,884 shares of common stock reserved for issuance upon the exercise of outstanding warrants, with a weighted average exercise price of $8.46 per share; and

•	1,638,439 shares of common stock reserved for future issuance under our 2010 plan, directors’ plan and 2010 purchase plan.

To the extent that outstanding options or warrants are exercised or we issue shares of common stock under our stock incentive plans, investors purchasing our common stock in this offering and in the concurrent offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX

CONSEQUENCES FOR CERTAIN NON-U.S. HOLDERS

The following summary describes the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of common stock acquired in this offering by certain Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with state, local and non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income and estate taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, persons subject to the alternative minimum tax, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, partnerships and other pass-through entities, investors in such pass-through entities or entities that are treated as “disregarded entities” for U.S. federal income tax purposes (regardless of places of organization or formation). Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We have not requested any ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion is for general information only and is not tax advice. Persons considering the purchase of common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income and estate tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences and the possible application of tax treaties that might change the general provisions discussed below.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is not a U.S. Holder. A “U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. Furthermore, partnerships or other entities that are treated as partnerships for U.S. federal income tax purposes (regardless of their places of organization or formation), entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation), and partners or investors in such entities are not addressed by this discussion and are, therefore, not considered to be Non-U.S. Holders for the purposes of this discussion.

Distributions

Distributions, if any, of cash or property made on our common stock to a Non-U.S. Holder of our common stock to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. federal income tax purposes. Dividends paid to a Non-U.S. Holder that are not effectively connected with such holder’s conduct of a U.S. trade or business generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or our paying agent with a properly-executed IRS Form W-8BEN, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such certificate must be provided prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the possible entitlement to benefits under a tax treaty.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States) if a properly-executed IRS Form W-8ECI, or other appropriate form, stating that the dividends are so connected, is furnished to us or our paying agent (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits for the taxable year, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce your adjusted tax basis in our common stock as a non-taxable return of capital, but not below zero, and then will be treated as gain and taxed in the same manner as capital gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (i) the gain is effectively connected with a trade or business of such holder in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (ii) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

If you are a Non-U.S. Holder described in (i) above, you will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, unless a specific treaty exemption applies, and corporate Non-U.S. Holders described in (i) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty on their effectively connected earnings and profits for the taxable year, as adjusted for certain items. If you are an individual Non-U.S. Holder described in (ii) above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to (iii) above, in general, we would be a United States real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation, but there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (a) the five year period preceding the disposition or (b) the holder’s holding period and (2) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

Information Reporting Requirements and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly-executed IRS Form W-8BEN or otherwise establishes an exemption. The current backup withholding rate is 28%.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., except that backup withholding may be avoided if the holder provides a properly-executed IRS Form W-8BEN or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding applies to you, you should consult with your own tax advisor to determine if you are able to obtain a tax benefit or credit with respect to such backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to certain Non-U.S. Holders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or to a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. In addition, if the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it generally must enter into an agreement with the U.S. Treasury Department that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although the withholding rules described above currently apply to applicable payments made after December 31, 2012, proposed Treasury regulations and subsequent IRS guidance provide such rules will apply to payments of dividends on our common stock made on or after January 1, 2014, and to payments of gross proceeds on disposition of our common stock on or after January 1, 2017. The guidance described above will not be effective until it is reflected in final Treasury regulations. Holders of our common stock should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common stock.

Federal Estate Tax

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise, even though such individual was not a citizen or resident of the United States at the time of his or her death.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. NON-INCOME OR ESTATE TAX LAWS.

UNDERWRITING

Citigroup Global Markets Inc. and Leerink Swann LLC are acting as joint book-running managers of this offering and the concurrent offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Leerink Swann LLC
Robert W. Baird & Co. Incorporated

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $     per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                 additional shares at the public offering price less the underwriting discount. We have also granted to the underwriters an option, exercisable on the same terms, to purchase up to                  additional shares in connection with the concurrent offering. To the extent any such option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under any such option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering and the concurrent offering.

We and our executive officers and directors and entities affiliated with certain of our directors have agreed, that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup and Leerink Swann, directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce an intention to do any of the foregoing. Citigroup and Leerink Swann in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The foregoing restrictions on our ability to sell shares of our common stock are subject to specified exceptions. In addition, the foregoing restrictions on the ability of our executive officers and directors and entities affiliated with certain of our directors to sell shares of our common stock do not apply to certain transactions, including:

•

the transfer of shares of common stock (i) to a family member or trust, (ii) by gift, will or intestacy, or (iii) to partners, members stockholders of the transferor as part of a distribution or to affiliates under the control of the transferor, subject to specified conditions; and

•

in the case of our executive officers and directors only, the sale of shares of common stock pursuant to written trading plans established pursuant to Rule 10b5-1 of the Exchange Act that are in effect as of the date of the lock-up agreement.

Notwithstanding the foregoing, subject to specified exceptions, if (i) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Citigroup and Leerink Swann waive, in writing, such extension.

The shares are listed on the Nasdaq Global Market under the symbol “TSRX.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Company
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our portion of the total expenses of this offering and the concurrent offering will be $    , which includes $100,000 that we have agreed to reimburse the underwriters for fees incurred by them in connection with this offering and the concurrent offering.

In connection with this offering and the concurrent offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ options within this offering and the concurrent offering to purchase additional shares and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•

“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ options within this offering and the concurrent offering to purchase additional shares.

•

“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ options within this offering and the concurrent offering to purchase additional shares.

•

Covering transactions involve purchases of shares either pursuant to the underwriters’ option within the concurrent offering to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option within this offering and/or the concurrent offering to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ options to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market making transactions in the shares on the Nasdaq Global Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, each such person being referred to as a relevant person. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act) in relation to the common stock has been or will be lodged with the Australian Securities & Investments Commission, or the ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of the common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland and neither this document nor any other solicitation for investments in the shares of our common stock may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156/652a of the Swiss Code of Obligations, or CO. This document may not be copied, reproduced, distributed or passed on to others without our prior written consent. This document is not a prospectus within the meaning of Articles 1156/652a CO and the shares of our common stock will not be listed on the SIX Swiss Exchange. Therefore, this document may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. In addition, it cannot be excluded that we could qualify as a foreign collective investment scheme pursuant to Article 119 para. 2 Swiss Federal Act on Collective Investment Schemes, or CISA. The shares of our common stock will not be licensed for public distribution in and from Switzerland. Therefore, the shares of our common stock may only be offered and sold to so-called “qualified investors” in accordance with the private placement exemptions pursuant to applicable Swiss law (in particular, Article 10 para. 3 CISA and Article 6 of the implementing ordinance to the CISA). We have not been licensed and are not subject to the supervision of the Swiss Financial Market Supervisory Authority, or FINMA. Therefore, investors in the shares of our common stock do not benefit from the specific investor protection provided by CISA and the supervision of the FINMA.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Diego, California. Latham & Watkins LLP, San Diego, California, is counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on March 14, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, which were filed on May 9, 2012, August 7, 2012 and November 7, 2012, respectively;

•

our Current Reports on Form 8-K which were filed on January 3, 2012, January 23, 2012, January 25, 2012, January 26, 2012, April 12, 2012, May 8, 2012 (other than the portions of the report that are furnished but not filed), May 23, 2012, August 31, 2012, October 9, 2012, December 12, 2012 and January 7, 2013;

•	our definitive proxy statement relating to our 2012 annual meeting of stockholders, which was filed on April 12, 2012 (other than the portions thereof which are furnished and not filed); and

•	the description of our common stock on Form 8-A filed on July 23, 2010.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 105

San Diego, CA 92121

(858) 452-0370

ATTN: Michael Morneau

PROSPECTUS

$100,000,000

TRIUS THERAPEUTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer up to an aggregate of $100,000,000 of our common stock, preferred stock, debt securities or warrants. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the Nasdaq Global Market under the symbol “TSRX.” On September 14, 2011, the last reported sale price of our common stock on the Nasdaq Global Market was $6.44. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2011.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities registered in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, preferred stock, debt securities or warrants we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the securities being offered.

SUMMARY

The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the financial statements and related notes and other information incorporated by reference in this prospectus, and any prospectus supplement or related free writing prospectus, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE”, before buying securities in this offering.

Trius Therapeutics, Inc.

We are a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for life threatening infections. We are developing torezolid phosphate, an intravenous, or IV, and oral antibiotic, for the treatment of serious gram-positive bacterial infections, initially for acute bacterial skin and skin structure infections, or ABSSSI, and subsequently for other indications. ABSSSI is a new classification for complicated skin and skin structure infections. We initiated our Phase 3 clinical program for torezolid phosphate for the treatment of ABSSSI in August 2010. In July 2011, we signed an exclusive collaboration agreement with Bayer Pharma AG, or Bayer, to develop and commercialize our lead Phase 3 antibiotic, torezolid phosphate in China, Japan and substantially all other countries in Asia, Africa, Latin America and the Middle East, excluding North and South Korea, or the Bayer licensed territory. Under the collaboration agreement, we retain full development and commercialization rights outside of the Bayer licensed territory including the United States, Canada and the European Union. We intend to continue to evaluate potential ex-US territory strategic alliances for torezolid phosphate outside of the Bayer licensed territory. In August 2011, we reached agreement with the United States Food and Drug Administration, or FDA, under the Special Protocol Assessment, or SPA, process, on the design of our second planned Phase 3 study for the intravenous and oral dosage forms of torezolid phosphate for treatment of ABSSSI. We expect to start this pivotal study in the fourth quarter of 2011.

In addition to our ongoing Phase 3 clinical program for the treatment of ABSSSI, we completed a Phase 1 clinical trial during the first quarter of 2011 which evaluated the ability of torezolid phosphate to penetrate into the lung for potential use in treating lung infections. Based on the results of the study, we plan to pursue further development of torezolid phosphate for the treatment of pneumonia using the same 200 milligram, once daily dose of torezolid phosphate that we are currently testing for skin infections. In addition, we are developing antibiotics for gram-negative infections using our proprietary discovery platform under three contracts: one funded by the National Institute of Allergy and Infectious Diseases, or NIAID, a part of the National Institutes of Health, or NIH, a second funded by the Defense Threat Reduction Agency, or DTRA, a part of the Department of Defense, and a new third contract that we entered into in April 2011 with Lawrence Livermore National Laboratory, or LLNL, a part of the U.S. Department of Energy’s National Nuclear Security Administration.

We acquired worldwide rights to torezolid phosphate outside of South and North Korea from Dong-A Pharmaceutical Co., Ltd. in January 2007. Since then we have progressed torezolid phosphate from filing an Investigational New Drug Application, or IND, into our first Phase 3 study. In addition, we have substantially lowered the manufacturing costs of torezolid phosphate.

We were originally incorporated as RexC Pharmaceuticals, Inc. in California in June 2004 and changed our name to Rx3 Pharmaceuticals, Inc. in September 2004. We subsequently changed our name to Trius Therapeutics, Inc. in February 2007 and reincorporated in Delaware in December 2007. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 452-0370. Our website address is www.triusrx.com. The information contained in or that can be accessed through our website is not part of this prospectus. Our filings may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov . The references to our internet address and the SEC’s internet address do not constitute incorporation by reference of the information contained at those sites.

Unless the context indicates otherwise, as used in this prospectus, the terms “Trius,” “we,” “us” and “our” refer to Trius Therapeutics, Inc., a Delaware corporation. The name TRIUS THERAPEUTICS is our trademark. All other trademarks and tradenames mentioned in this prospectus are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock or preferred stock, various series of debt securities and warrants to purchase any of these securities with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest, dividends or other payments;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants;

•	voting or other rights, if any; and

•	certain federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has not designated any shares of preferred stock.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Convertible debt will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at the option of the holders of our debt securities and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and forms of warrants containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental agreements and forms of warrants containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and in our filings with the SEC incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements concerning:

•	Our ability to obtain additional financing;

•	Our use of the net proceeds, if any, from this offering;

•	The accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	The success and timing of our preclinical studies and clinical trials;

•	Our ability to obtain and maintain regulatory approval of torezolid phosphate and any other product candidates we may develop, and the labeling under any approval we may obtain;

•	Regulatory developments in the United States and foreign countries;

•	The performance of third-party manufacturers;

•	Our plans to develop and commercialize our product candidates;

•	Our ability to obtain and maintain intellectual property protection for our product candidates;

•	The successful development of our sales and marketing capabilities;

•	The size and growth of the potential markets for our product candidates and our ability to serve those markets;

•	The rate and degree of market acceptance of any future products;

•	The success of competing drugs that are or become available; and

•	Our ability to attract and retain key scientific or management personnel.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading

“Risk Factors” in the applicable prospectus supplement or free writing prospectus and in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus and in any prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus, represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus, and in the documents incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for each of the periods presented:

	Year Ended December 31,					Six Months Ended June 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preference dividends	—	—	—	—	—	—

For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to our combined fixed charges and preference dividends, earnings consist of our net loss for the period plus fixed charges. We had no capitalized interest during any period. Fixed charges consist of interest expense on debt outstanding, amortization of debt discount, and an estimate of the interest portion of rental expense. The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends were less than one-to-one for each of the periods presented. Earnings were insufficient to cover fixed charges by $736,000 in 2006, $8.7 million in 2007, $20.8 million in 2008, $22.7 million in 2009, $23.9 million in 2010 and $20.1 million in the first six months of 2011.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in some combination of government agency and/or corporate securities with the balance of the net proceeds held in money market funds in accordance with our investment policy.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The following is a summary of the rights of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference in the registration statement of which this prospectus is a part.

Common Stock

Outstanding Shares. On September 14, 2011, there were 28,549,632 shares of common stock outstanding, held of record by 106 stockholders.

As of September 14, 2011, there were 863,401 shares of common stock subject to outstanding options under our 2006 Equity Incentive Plan, 1,452,835 shares of common stock subject to outstanding options under our 2010 Equity Incentive Plan, 138,000 shares of common stock subject to outstanding options under our 2010 Non-Employee Directors’ Plan, and up to 1,678,884 shares of common stock subject to outstanding warrants.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock, in one or more series, each series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors determines. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. We currently have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more current reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•

whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Warrants

As of August 31, 2011, a warrant exercisable for an aggregate of 16,384 shares of our common stock was outstanding and will be exercisable for a period of five years from August 2, 2010. In addition, warrants to purchase 1,662,500 shares of common stock were issued in a private placement transaction that closed on May 31, 2011. Such warrants are exercisable for a period of five years commencing on November 27, 2011. Each of the warrants contains a customary net issuance feature, which allows the warrant holder to pay the exercise price of the warrant by forfeiting a portion of the exercised warrant shares with a value equal to the aggregate exercise price.

Registration Rights

Amended and Restated Investor Rights Agreement

Under our amended and restated investor rights agreement, the holders of 11,263,950 shares of common stock, or their transferees, have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in any registration statement we file. In addition, Forsythe Biotechnology Group, Inc. or its transferee has “piggyback” registration rights as described below with respect to an aggregate of 16,384 shares of common stock issuable upon exercise of warrants held by such entity.

Demand Registration Rights. At any time, the holders of at least 20% of the shares (or the holders of less than 20% so long as the aggregate number of securities requested to be sold under such registration statement is at least $5,000,000) having demand registration rights have the right to make up to two demands that we file a registration statement, subject to specified exceptions, conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, one or more holders of registration rights have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of securities to be sold under the registration statement on Form S-3 is at least $1,000,000, subject to specified exceptions, conditions and limitations.

“Piggyback” Registration Rights. If we register any securities for public sale, holders of registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 20% of the total number of shares included in the registration statement.

Expenses of Registration. Generally, we are required to bear all registration and selling expenses incurred in connection with the demand, piggyback and Form S-3 registrations described above, other than underwriting discounts and commissions.

Expiration of Registration Rights. The demand, piggyback and Form S-3 registration rights discussed above will terminate five years following the closing of our initial public offering or, as to a given holder of registrable securities, when such holder is able to sell all of their registrable securities in a single 90-day period under Rule 144 of the Securities Act.

Registration Rights with Respect to May 2011 Private Placement

In connection with a private placement of units consisting of common stock and warrants that closed on May 31, 2011, we entered into a registration rights agreement, or the Registration Rights Agreement, with the investors in the private placement. The Registration Rights Agreement required that we file a “resale” registration statement covering all of the shares of common stock and the common stock underlying the warrants issued in the private placement, up to the maximum number of shares able to be registered pursuant to applicable SEC regulations, within 30 days of the closing of the private placement. We filed a “resale” registration statement on Form S-1 with the SEC on June 21, 2011, which was declared effective by the SEC on July 6, 2011. Under the terms of the Registration Rights Agreement, we are obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or otherwise can be sold pursuant to Rule 144, without any restrictions. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on us for our failure to satisfy specified filing and effectiveness time periods.

Anti-Takeover Effects of Provisions of Delaware Law and our Charter Documents

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•

the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, which may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	divide our board of directors into three classes;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

These and other provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “TSRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. The transfer agent and registrar’s address is 480 Washington Blvd, Jersey City, New Jersey, 07310.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. However, no prospectus supplement or free writing prospectus shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each applicable prospectus supplement or free writing prospectus the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and the terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction or remarketing, if any;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities, as set forth in the indenture;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures do not limit the amount of subordinated debt securities that we may issue and do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation of the series of preferred stock that can be purchased upon exercise;

•	in the case of warrants for preferred stock, the designation and terms of any series of preferred stock with which the warrants are being offered;

•

the price at which such common stock or preferred stock may be purchased upon exercise, including any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

If the warrants are offered attached to common stock, preferred stock or debt securities, the prospectus supplement or free writing prospectus will also describe the date on and after which the holder of the warrants can transfer them separately from the related common stock, series of preferred stock or debt securities.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, as applicable, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If a holder of warrants complies with the procedures described above, such holder’s warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After a holder of warrants has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the debt securities, common stock or preferred stock that such holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the applicable prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock, as applicable;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the common stock, preferred stock, warrants or debt securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.triusrx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2010, which was filed on March 25, 2011;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, which were filed on May 6, 2011 and August 15, 2011, respectively;

•	Our current reports on Form 8-K, which were filed on February 28, 2011, May 25, 2011, June 3, 2011, July 27, 2011, August 5, 2011 and August 17, 2011;

•	Our definitive proxy statement relating to our 2011 Annual Meeting of Stockholders, which was filed on April 20, 2011; and

•

The description of our common stock that is contained in the Form S-1 Registration Statement, filed with the SEC on June 21, 2011 (File No. 333-175050) under the Securities Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, CA 92121

(858) 452-0370

             Shares

Common Stock

PRELIMINARY    PROSPECTUS    SUPPLEMENT

January    , 2013

Joint Book-Running Managers

Citigroup	Leerink Swann

Co-Lead Manager

Baird